Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
MICROCHIP TECHNOLOGY INCORPORATED
(as amended on August 22, 2023)

-i-

-ii-

-iii-

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AMENDED AND RESTATED BYLAWS OF
MICROCHIP TECHNOLOGY INCORPORATED
(as amended on August 22, 2023)
ARTICLE I

CORPORATE OFFICES
1.1    Registered Office. The registered office of the corporation shall be fixed in the corporation's certificate of incorporation, as the same may be amended from time to time.
1.2    Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II

STOCKHOLDERS
2.1    Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware. In the absence of any such designation, stockholders' meetings shall be held at the corporation's principal executive office.
2.2    Annual Meeting. The annual meeting of stockholders shall be held, each year, on a date and at a time designated by the board of directors. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The board of directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term "Whole Board" shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
2.3    Special Meeting. A special meeting of the stockholders, other than as required by statute, may be called at any time by the board of directors or by the chair of the board or by one or more stockholders owning in the aggregate not less than fifty percent (50%) of the entire capital stock of the corporation issued and outstanding and entitled vote.
If a special meeting is called by any person or persons other than the board of directors or the chair of the board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the secretary of the corporation (the "Secretary"). No business may be transacted at such special meeting otherwise than specified in such notice or by or at the direction of a majority of the Whole Board, the chair of the board, the chief executive officer or the president. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 2.5 and Article VIII, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.
2.4    Advance Notice of Stockholder Nominees and Stockholder Business.
(a)    Annual Meetings of Stockholders.
(i)    Nominations of persons for election to the board of directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the corporation's notice of meeting (or any supplement thereto); (2) by or at the direction of the board of directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a) or Section 2.18.
(ii)    For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the Secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., local time in Chandler, Arizona, on the 120th day and no later than 5:00 p.m., local time in Chandler, Arizona, on the 90th day prior to the day of the first anniversary of the preceding year's annual meeting of stockholders as first specified in the corporation's notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). However, if no annual meeting of stockholders was held in the preceding year, or if the date of the annual meeting for the current year has been changed by more than 25 days from the first anniversary of the preceding year's annual meeting, then to be timely such notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., local time in Chandler, Arizona, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time in Chandler, Arizona, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the corporation. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. If the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder's notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the corporation no later than 5:00 p.m., local time in Chandler, Arizona, on the 10th day following the day on which such public announcement is first made. "Public announcement" means disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the

Securities and Exchange Commission (the "SEC") pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the "1934 Act") or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation's investor relations website.
(iii)    A stockholder's notice to the Secretary must set forth:
(1)    as to each person whom the stockholder proposes to nominate for election as a director:
(A)    such person's name, age, business address, residence address and principal occupation or employment;
(B)    the class and number of shares of the corporation that are held of record or are beneficially owned by such person and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the corporation's securities;
(C)    all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act;
(D)    such person's written consent (w) to being named as a nominee of such stockholder, (x) to being named in the corporation's form of proxy pursuant to Rule 14a-19 under the 1934 Act, (y) to serving as a director of the corporation if elected and (z) acknowledging that such nominee, if elected, intends to tender, promptly following such person's election, an irrevocable resignation effective upon such person's failure to receive the required vote for election at the next meeting at which such person would again face election and upon acceptance of such resignation by the board of directors, in accordance with the corporation's corporate governance guidelines;
(E)    any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a "Third-Party Compensation Arrangement"); and
(F)    a description of any other material relationships between such person and such person's respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the "registrant" for purposes of such rule and such person were a director or executive officer of such registrant;

(2)    as to any other business that the stockholder proposes to bring before the annual meeting:
(A)    a brief description of the business desired to be brought before the annual meeting;
(B)    the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws);
(C)    the reasons for conducting such business at the annual meeting;
(D)    any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and
(E)    all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other persons (including their names) in connection with the proposal of such business by such stockholder; and
(3)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A)    the name and address of such stockholder (as they appear on the corporation's books), of such beneficial owner, and of their respective affiliates or associates or others acting in concert with them;
(B)    for each class or series, the number of shares of stock of the corporation that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(C)    any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;
(D)    any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the corporation's securities (any of the foregoing, a "Derivative Instrument") including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the corporation's securities;

(E)    any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the corporation;
(F)    any rights to dividends on the corporation's securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security;
(G)    any proportionate interest in the corporation's securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(H)    any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the corporation's securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;
(I)    any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(J)    any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);
(K)    any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the corporation or any of its officers, directors or affiliates;
(L)    any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand;
(M)    a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder's notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;
(N)    a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation's then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the corporation's stock under Rule 14a-19 of the 1934 Act); or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(O)    any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and
(P)    such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
(iv)    In addition to the requirements of this Section 2.4, to be timely, a stockholder's notice (and any additional information submitted to the corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 2.4(a)(iii)(3)(P)) must be received by the Secretary at the principal executive offices of the corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation's rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.4 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(b)    Special Meetings of Stockholders. Except to the extent required by the General Corporation Law of Delaware, and subject to Section 2.3, special meetings of stockholders may be called only in accordance with the corporation's certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the notice of meeting given in accordance with Section 2.3 and Section 2.5. If the election of directors is included as business to be brought before a special meeting in such notice of meeting, then nominations of persons for election to the board of directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b) (with such procedures that the corporation deems to be applicable to such special meeting). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder's notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., local time in Chandler, Arizona, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time in Chandler, Arizona, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii), with references therein to "annual meeting" deemed to mean "special meeting" for the purposes of this final sentence of this Section 2.4(b).
(c)    Other Requirements and Procedures.
(i)    To be eligible to be a nominee of any stockholder for election as a director of the corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):
(1)    a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding such nominee's background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation;
(2)    a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(3)    a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4)    a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation's corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person's term in office as a director

(and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and
(5)    a written representation and undertaking that such nominee, if elected, intends to serve a full term on the board of directors.
(ii)    At the request of the board of directors, any person nominated by the board of directors for election as a director must furnish to the Secretary the information that is required to be set forth in a stockholder's notice of nomination pertaining to such nominee.
(iii)    No person will be eligible to be nominated by a stockholder for election as a director of the corporation, or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Section 2.4 or Section 2.18. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.
(iv)    The chair of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that other proposed business was not properly brought before the meeting. If the chair of the meeting should so determine, then the chair of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v)    Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(vi)    Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).
(vii)    Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation's proxy statement any nomination of a director or any other business proposal.

2.5    Notice of Stockholders Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with the General Corporation Law of Delaware not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of Delaware or the certificate of incorporation of the corporation). The notice shall specify (i) the place, if any, date, and hour of the meeting; (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; (iii) the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting; and (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.6    Quorum. At any meeting of the stockholders, the holders of a majority, present in person or by proxy, of the voting power of all of the shares of the stock entitled to vote at the meeting shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation's securities are listed. Where a separate vote by a class or classes or series thereof is required, a majority, present in person or by proxy, of the voting power of shares of such class or classes or series thereof entitled to take action with respect to that vote on that matter shall constitute a quorum, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation's securities are listed. The chair of the meeting may adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.
If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, those present at such adjourned meeting shall constitute a quorum (but in no event shall a quorum consist of less than one-third of the voting power of the shares entitled to vote at the meeting), and all matters shall be determined by a majority of the votes cast at such meeting, except as otherwise required by law.
2.7    Adjourned Meeting; Notice. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the General Corporation Law of Delaware. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of Delaware and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.8    Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation or required by law, each stockholder shall have one (1) vote for every share of stock entitled to vote that is registered in such stockholder's name on the record date for the meeting (as determined in accordance with Section 2.11 of these bylaws) that has voting power upon the matter in question.
Except as otherwise required by law or provided herein, in the certificate of incorporation or the rules of any applicable stock exchange on which the corporation's securities are listed, all matters shall be determined by a majority of the votes cast affirmatively or negatively; except that a nominee for director shall be elected to the board of directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election. For this purpose, votes cast shall exclude abstentions, withheld votes or broker non-votes with respect to that director's election. Notwithstanding the immediately preceding sentences, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast. For the purpose of this bylaw, a contested election shall mean any election of directors in which the number of candidates for election as director exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
2.9    Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
2.10    Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required or able to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation at its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.
No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by holders of a sufficient number of votes to take action are delivered to the corporation in the manner prescribed in the first paragraph of this section.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

2.11    Record Date for Stockholder Notice; Voting; Giving Consents. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the board of directors so fixes a date for purposes of determining the stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines at the time it fixes such record date that a later date on or before the date of the meeting shall be the date for making such determination.
If no record date is fixed by the board of directors:
(i)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(ii)    The record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall neither precede nor be more than ten (10) days after the date upon which such resolution is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such notice is received, adopt a resolution fixing the record date.
If the board of directors has not fixed a record date within such time, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed in the first paragraph of Section 2.10 of these bylaws. If the board of directors has not fixed a record date within such time and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the General Corporation Law of Delaware and this Section 2.11 at the adjourned meeting.

2.12    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or such stockholder's authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by a proxy authorized by a document (as such term is defined in Section 116 of the General Corporation Law of Delaware) or by an electronic transmission permitted by law, filed in accordance with the procedure established for the meeting or taking of action in writing, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) created pursuant to this Section 2.12 may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used, and the authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of Delaware; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the General Corporation Law of Delaware.
2.13    List of Stockholders Entitled to Vote. The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
2.14    Conduct of Business. The Board of Directors will appoint a chair of the meeting, and he/she shall be authorized to be the final authority on all matters of procedure at the meeting. In the absence of such designation, the chair of the board, if any, or the chief executive officer (in the absence of the chair of the board) or the president (in the absence of the chair of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chair of the meeting. The rules provided below will govern the conduct of the meeting of stockholders and will be strictly enforced to maintain an orderly meeting. Robert's Rules of Order will not be applicable and will not be utilized.
(i)    Method of Obtaining the Floor. Stockholders who desire to address the meeting must raise their hands and wait to be recognized by the chair of the meeting. Only when a stockholder is recognized as having the floor may such stockholder address the meeting. The chair of the meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chair of the meeting in order.
(ii)    Discussion. Persons addressing the meeting must limit their remarks to the issue then under consideration by the stockholders and to not more than five minutes in duration. A stockholder will be permitted to address the meeting on a particular issue not more than three times.
(iii)    Stockholder Proposals. Stockholders will only be permitted to address the meeting on proposals that are included in the proxy statement and proxy relating to that meeting.

2.15    Inspectors of Election. The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chair of the meeting.
2.16    Inspectors of Election and Procedures for Counting Written Consents. Within three (3) business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the General Corporation Law of Delaware or the determination by the board of directors of the corporation that the corporation should seek corporate action by written consent, as the case may be, the Secretary may engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation.
Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the corporation (the "Soliciting Stockholders") or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228(c) of the General Corporation Law of Delaware or (ii) a written request therefor by the corporation or the Soliciting Stockholders (whichever is soliciting consents) (which request, except in the case of corporate action by written consent taken pursuant to the solicitations of not more than ten (10) persons, may be made no earlier than after such reasonable amount of time after the commencement date of the applicable solicitation of consents as is necessary to permit the inspectors to commence and organize their count, but in no event less than five (5) days after such commencement date), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these bylaws, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.
Unless the corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the corporation and the Soliciting Stockholders, which report shall contain the information included in the preliminary report, plus all changes made to the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.
2.17    Election Not To Be Subject to Arizona Control Share Acquisitions Statute. The corporation elects not to be subject to Title 10, Chapter 23, Article 2 of the Arizona Revised Statutes relating to "Control Share Acquisitions."
2.18    Proxy Access for Director Nominees.
(a)    Inclusion of Stockholder Nominees in Proxy Materials. Whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting, subject to the provisions of this Section 2.18, the corporation will include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the board of directors or a committee appointed by the board of directors, the name, together with the Required Information (as defined below), of any person properly nominated for election pursuant to the terms of this Section 2.18 (a "Stockholder Nominee") to the board of directors by an Eligible Stockholder (as defined below). An Eligible Stockholder must expressly elect, at the time of providing the notice required by this Section 2.18 (the "Nomination Notice"), to have each nominee of such Eligible Stockholder included in the corporation's proxy materials pursuant to this Section 2.18. For the avoidance of doubt, if a Stockholder Nominee is included in the corporation's proxy materials for an annual meeting, then the corporation will also include such Stockholder Nominee on (i) any ballot distributed at such annual meeting; (ii) the corporation's proxy card; and (iii) any other format through which the corporation permits proxies to be submitted.
(b)    Definition of Eligible Stockholder. An "Eligible Stockholder" is a stockholder, or a group of no more than 20 stockholders, of the corporation that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures, in each case as set forth in this Section 2.18. No person may be a member of more than one group of persons constituting an Eligible Stockholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.18, for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder's holdings. For purposes of this Section 2.18, two or more funds or trusts will be treated as one stockholder or beneficial owner (a "Qualifying Fund") if they are (i) under common management and investment control; (ii) under common management and funded primarily by the same employer; or (iii) a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.
(c)    Required Information. For purposes of this Section 2.18, the "Required Information" that the corporation will include in its proxy materials is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation's proxy statement by the rules and regulations of the SEC promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, one or more Supporting Statements (as defined below).
(d)    Delivery of Nomination Notice. To be timely, a Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary of the day on which the corporation's proxy statement

(or Notice of Internet Availability) relating to the immediately preceding annual meeting was first released to stockholders. No adjournment, postponement, rescheduling or other delay of an annual meeting, or any public announcement thereof, will commence a new time period (or extend any time period) for the giving of a Nomination Notice.
(e)    Maximum Number of Stockholder Nominees.
(i)    Maximum Number; Reductions. The maximum aggregate number of Stockholder Nominees that will be included in the corporation's proxy materials with respect to an annual meeting will depend on the number of directors to be elected at such annual meeting. Specifically, in the event that the number of directors to be elected at the annual meeting is seven (7) or less, the maximum aggregate number of Stockholder Nominees that will be included in the corporation's proxy materials with respect to such annual meeting shall be one (1) and, if the number of directors to be elected at the annual meeting is greater than seven (7), the maximum aggregate number of Stockholder Nominees that will be included in the corporation's proxy materials with respect to such annual meeting will not exceed the greater of (A) two or (B) 20 percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.18, or if such amount is not a whole number, then the closest whole number below 20 percent. This maximum number will be reduced by (1) the number of persons serving as directors or as nominees for director who, in either case, were elected or appointed to the board of directors or will be included in the corporation's proxy materials as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of common stock of the corporation by such stockholder or group of stockholders from the corporation), other than any director whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such annual meeting for another term of office; (2) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the corporation's proxy materials pursuant to this Section 2.18 but either (a) is subsequently withdrawn, disregarded or declared invalid or ineligible; or (b) that the board of directors or a committee appointed by the board of directors decides to nominate for election; (3) the number of incumbent directors (as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.18) who were Stockholder Nominees at any of the preceding three annual meetings (including any individual covered under clause (2) above) and whose election at the upcoming annual meeting is being recommended by the board of directors; and (4) the number of persons nominated in accordance with Section 2.4 (whether or not such nomination is subsequently withdrawn) at the annual meeting.
(ii)    Impact of Vacancies. If (A) one or more vacancies for any reason occurs on the board of directors after the last day on which a Nomination Notice may be delivered pursuant to this Section 2.18 but before the date of the annual meeting and (B) the board of directors resolves to reduce the size of the board of directors in connection with such vacancy, then the maximum number of Stockholder Nominees will be calculated based on the number of directors in office as so reduced.
(iii)    Ranking of Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation's proxy materials must rank its Stockholder Nominees in its Nomination Notice based on the order in which the Eligible Stockholder desires that such Stockholder Nominees be selected for inclusion in the corporation's proxy materials. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of nominees provided for pursuant to Section 2.18(e)(i), then the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder will be selected by the corporation for inclusion in the corporation's proxy materials until the maximum number of Stockholder Nominees is reached, going in order by the number (largest to smallest) of shares of common stock of the corporation that each Eligible Stockholder disclosed as Owned

(as defined below) in its Nomination Notice. If the maximum number of Stockholder Nominees is not reached after the highest-ranking qualifying Stockholder Nominee of each Eligible Stockholder has been selected, then this process will continue with the next highest-ranked Stockholder Nominees as many times as necessary, following the same order each time, until the maximum number is reached.
(f)    Ownership. For purposes of this Section 2.18, an Eligible Stockholder will be deemed to "Own" only those outstanding shares of common stock of the corporation as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the prior sentence will not include any shares (A) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (B) borrowed by such Eligible Stockholder or any of its affiliates for any purpose; (C) purchased by such Eligible Stockholder or any of its affiliates subject to an agreement to resell; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the full right to vote or direct the voting of any such shares by the Eligible Stockholder or its affiliates; or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its affiliates. A stockholder will "Own" shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's Ownership of shares will be deemed to continue during any period in which the stockholder has (a) loaned such shares so long as the stockholder has the power to recall such loaned shares on no more than five business days' notice and includes with the Nomination Notice an agreement that it (i) will promptly recall such loaned shares upon being notified by the corporation that any of its Stockholder Nominees will be included in the corporation's proxy materials and (ii) will continue to hold such recalled shares through the date of the annual meeting; or (b) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. The terms "Owned," "Owning", "Ownership" and other variations of the word "Own" will have correlative meanings. For purposes of this Section 2.18, the term "affiliate" will have the meaning given to it in Rule 405 promulgated under the Securities Act of 1933 (the "Securities Act").
(g)    Eligible Stockholder Requirements.
(i)    Ownership Requirement. To make a nomination pursuant to this Section 2.18, an Eligible Stockholder must have Owned continuously for at least three years (the "Holding Period") a number of shares representing at least three percent of the corporation's common stock (such required number of shares, the "Required Shares"). For purposes of determining whether the Eligible Stockholder owned the Required Shares for the Holding Period, the number of shares of common stock will be determined by reference to the corporation's most recent periodic filings with the SEC during the Holding Period prior to the submission of the Eligible Stockholder's Nomination Notice. The Required Shares must also be Owned continuously as of (i) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.18; (ii) the record date for determining stockholders entitled to vote at the annual meeting; and (iii) the date of the annual meeting.
(ii)    Additional Requirements for Groups of Stockholders. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.18,

then (i) all shares held by each stockholder constituting their contribution to the Required Shares must have been held by that stockholder continuously for at least the Holding Period, and must also be Owned continuously as of (A) the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.18; (B) the record date for determining stockholders entitled to vote at the annual meeting; and (C) the date of the annual meeting; (ii) each provision in this Section 2.18 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions will be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the Required Shares); and (iii) a breach of any obligation, agreement or representation under this Section 2.18 by any member of such group will be deemed a breach by the Eligible Stockholder.
(h)    Information to be Provided by an Eligible Stockholder. Within the time period specified for providing the Nomination Notice, an Eligible Stockholder (which, for purposes of this Section 2.18(h), will be deemed to include any beneficial owner on whose behalf the nomination is made) making a nomination pursuant to this Section 2.18 must provide the following information in writing to the Secretary at the principal executive offices of the corporation:
(i)    the name and address of the Eligible Stockholder;
(ii)    a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares of common stock of the corporation that it Owns and has Owned continuously during Holding Period; (B) agreeing to continue to Own the Required Shares through the date of the annual meeting; and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares following the annual meeting);
(iii)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, (A) the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all such members with respect to the nomination and all related matters (including any withdrawal of the nomination); (B) the written acceptance by such group member of such designation; and (C) the address, phone number and email address of such group member,
(iv)    one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Holding Period) verifying that, as of a date within seven calendar days prior to the date that Nomination Notice is delivered or received at the principal executive offices of the corporation, the Eligible Stockholder then Owns, and has Owned continuously for the Holding Period, the Required Shares;
(v)    an undertaking by the Eligible Stockholder to provide, within seven calendar days after (A) the record date for determining stockholders entitled to notice of the annual meeting (if, prior to such record date, the corporation (1) has made disclosure of the record date in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, Section 14 or Section 15(d) of the 1934 Act; or (2) delivered a written notice (including by email) of the record date to the Eligible Stockholder) or (B) the date on which the corporation delivered to the Eligible Stockholder written notice (including by email) of the record date (if such notice is provided after the record date), one or more written statements from each record holder of the Required Shares (and from each intermediary through which the Required

Shares are or have been held during the Holding Period) verifying the Eligible Stockholder's continuous Ownership of the Required Shares through the record date;
(vi)    in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the board of directors that demonstrates that such Qualifying Fund meets the requirements of a Qualifying Fund;
(vii)    the information, agreements, certifications, representations and other documents required to be set forth in or included with a stockholder's notice of a nomination pursuant to Section 2.4;
(viii)    a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the SEC as required by Rule 14a-18 under the 1934 Act (or any successor rule);
(ix)    a representation and undertaking that (A) the Eligible Stockholder (1) did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (2) has not nominated, and will not nominate, for election to the board of directors at the annual meeting any person other than any Stockholder Nominees being nominated by it pursuant to this Section 2.18; (3) has not engaged, and will not engage, in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the 1934 Act (or any successor rule) in support of the election of any individual as a director at the annual meeting (other than its Stockholder Nominees or a nominee of the board of directors); (4) has not distributed, and will not distribute, to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; (5) has complied, and will comply, with all laws, rules and regulations applicable to any actions taken pursuant to this Section 2.18, including the nomination of its Stockholder Nominees and any permissible solicitation in connection with the annual meeting; and (6) consents to the public disclosure of the information provided pursuant to this Section 2.18; and (B) the facts, statements and other information in all communications with the corporation and its stockholders by the Eligible Stockholder are, and will be, true and correct in all material respects and do not, and will not, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(x)    an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's or any of its Stockholder Nominees' communications with the stockholders of the corporation or out of the information that the Eligible Stockholder any of its Stockholder Nominees provides to the corporation; (B) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages, expenses or other costs (including attorneys' fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, employees, agents or affiliates arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect any Stockholder Nominees pursuant to this Section 2.18; (C) comply with all requirements of this Section 2.18; and (D) upon request, provide to the corporation within five business days after such request, but in any event prior to the date of the annual meeting, such additional information as is reasonably requested by the corporation (including any information reasonably necessary to verify the Eligible Stockholder's continuous Ownership of the Required Shares for the Holding Period and through the date of the annual meeting).

(i)    Representations and Agreement of any Stockholder Nominee.
(i)    Materials Required to be Provided. Within the time period specified in this Section 2.18 for delivering the Nomination Notice, each Stockholder Nominee must deliver to the Secretary a written representation and agreement that the Stockholder Nominee (A) other than as disclosed to the corporation, (1) is not, and will not become, a party to any agreement, arrangement or understanding with, and has not given, and will not give, any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question; and (2) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director; (B) if elected, will comply with the corporation's corporate governance guidelines, code of ethics, share ownership and trading policies and guidelines, and any other policies and guidelines of the corporation applicable to directors, as well as any applicable law, rule or regulation or listing requirement; (C) consents to being named in the corporation's proxy statement for the annual meeting as a nominee of the applicable Eligible Stockholder or of the board of directors; (D) agrees to serve as a director if elected; (E) consents to the public disclosure of the information provided pursuant to this Section 2.18; and (F) represents that such Stockholder Nominee intends to serve as director of the corporation for the full term if so elected.
(ii)    Additional Materials. At the written request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit all (A) completed and signed questionnaires required of the corporation's directors, nominees for director, and officers; and (B) additional information requested by the corporation (1) as may be reasonably necessary to permit the board of directors or any of its committees to determine if such Stockholder Nominee (a) is independent under the listing standards of the principal U.S. exchange upon which the corporation's common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation's directors (collectively, the "Applicable Independence Standards"); (b) is eligible to serve as a director of the corporation; (c) has any direct or indirect relationship with the corporation; and (d) is not, and has not been, subject to any event specified in Item 401(f) of Regulation S-K promulgated under the Securities Act (or any successor rule) or any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); and (2) that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such Stockholder Nominee.
(j)    Supporting Statement. For each of its Stockholder Nominees, the Eligible Stockholder may provide to the Secretary, within the time period specified for providing the Nomination Notice, a written statement, not to exceed 500 words, for inclusion in the corporation's proxy statement for the annual meeting in support of the candidacy of such Stockholder Nominee (a "Supporting Statement"). No Supporting Statement may include any images, charts, pictures, graphic presentations or similar items.
(k)    True, Correct and Complete Information. If any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), then such Eligible Stockholder or Stockholder Nominee, as the case may be, must promptly notify the Secretary in writing and provide the information that is required to make such information or communication true, correct, complete and not misleading. In addition, any person or entity providing any information to the corporation pursuant to this Section 2.18 must further update and supplement such information, if necessary, so that all such information is true and correct as of the record date for determining stockholders entitled to notice of the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, postponement, rescheduling or other delay thereof. Any update or supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) pursuant to this Section 2.18(k) must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation no later than (i) five business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date); and (ii) seven business days prior to the date of the annual meeting or any adjournment, postponement, rescheduling or other delay thereof (in the case of any update and supplement required to be made as of 10 business days prior to the annual meeting). No notification, update or supplement provided pursuant to this Section 2.18(k) or otherwise will be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials).
(l)    Disqualifications and Exclusions of Stockholder Nominees.
(i)    Bases for Disqualifying or Excluding Stockholder Nominees. Notwithstanding anything to the contrary in this Section 2.18, the corporation will not be required pursuant to the terms of this Section 2.18 to include a Stockholder Nominee in its proxy materials (A) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a "participant" in another person's, "solicitation" (within the meaning of Rule 14a-1(l) under the 1934 Act (or any successor rule)) in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominees or a nominee of the board of directors; (B) who is not independent under the Applicable Independence Standards as of the date on which the Nomination Notice is delivered to, or mailed and received at, the principal executive offices of the corporation, as determined in good faith by the board of directors or any of its committees; (C) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the principal exchanges upon which the corporation's shares of common stock are listed or traded, or any applicable law, rule or regulation; (D) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (F) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule); (G) if such Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the corporation's proxy materials pursuant to this Section 2.18 or otherwise becomes unavailable for election at the annual meeting (including because such Stockholder Nominee is no longer willing to serve on the board of directors); (H) if such Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has provided information to the corporation with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the board of directors; (I) if such Stockholder Nominee, or the Eligible Stockholder who has nominated such Stockholder Nominee, otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder, as applicable, or fails to comply with its obligations pursuant to this Section 2.18; (J) if the Eligible Stockholder who has nominated such Stockholder Nominee ceases to be an Eligible Stockholder for any reason, including, but not limited to, not Owning the Required Shares through the date of the annual meeting; or (K) if such Stockholder Nominee and the Eligible Stockholder (or a representative thereof) or, in the case of a nomination by a group of stockholders, the representative designated by the group in accordance with Section 2.18(h)(iii), do not appear at the annual meeting to, applicable, present the Stockholder Nominee for election.

(ii)    Process Following Disqualification or Exclusion. Following any determination in accordance with Section 2.18(l)(i), (A) the corporation will not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder pursuant to the terms of this Section 2.18; (B) to the extent feasible, the corporation may remove the information concerning a Stockholder Nominee and any related Supporting Statement (or portion thereof) from its proxy materials or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; and (C) the board of directors or the person presiding at the annual meeting may declare the nomination of such Stockholder Nominee to be invalid and such nomination will be disregarded notwithstanding that proxies in support of such Stockholder Nominee may have been received by the corporation.
(m)    Filing Obligation. The Eligible Stockholder (including any person or entity who Owns shares of common stock of the corporation that constitute part of the Ownership of such Eligible Stockholder for purposes of meeting the Required Shares) must file with the SEC any solicitation of the corporation's stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act (or any successor rule) or whether any exemption from filing is available for such solicitation under Regulation 14A of the 1934 Act.
(n)    Omitted Disclosure by the Corporation. Notwithstanding anything to the contrary contained in this Section 2.18, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard.
(o)    No Limitation on the Corporation. Nothing in this Section 2.18 will limit the corporation's ability to (i) solicit against any Stockholder Nominee; (ii) include in its proxy materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee (including any information provided to the corporation pursuant to this Section 2.18); or (iii) include in its proxy materials any Stockholder Nominee as a nominee of the board of directors.
(p)    Exclusive Method for Proxy Access. This Section 2.18 provides the exclusive method for a stockholder to include nominees for election to the board of directors in the corporation's proxy materials, except as may otherwise be contemplated by law or the rules of the 1934 Act.
ARTICLE III

DIRECTORS
3.1    Powers. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.
3.2    Number of Directors. The number of directors of the corporation shall be eight (8). This number may be changed by a duly adopted resolution of the board of directors or by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw adopted by resolution of the board of directors or by the stockholders.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.
3.3    Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these bylaws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware.
Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.
3.4    Resignation and Vacancies. Any director may resign at any time upon written notice or electronic transmission to the corporation. When one or more directors so resigns and the resignation is effective at a future date, only a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Unless otherwise provided in the certificate of incorporation or these bylaws:
(i)    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by stockholders.
(ii)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled only by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by stockholders.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.
If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the Whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.
3.5    Place of Meetings; Meetings by Telephone. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    Regular Meetings. Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.
3.7    Special Meetings; Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the president of the corporation or the Secretary, or by any two of the directors then in office and shall be held at a place, on a date and at a time as such officer or such directors shall fix. Notice of the place, date and time of special meetings, unless waived, shall be given to each director by mailing written notice not less than two (2) days before the meeting or by sending a facsimile transmission or electronic mail or other means of electronic transmission containing the same not less than two (2) hours before the time of the holding of the meeting. If the circumstances warrant, notice may also be given personally or by telephone not less than two (2) hours before the time of the holding of the meeting. Oral notice of the time and place of the meeting given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
3.8    Quorum. At all meetings of the board of directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.
3.9    Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
3.10    Adjourned Meeting; Notice. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.11    Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of Delaware. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.11 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board of directors or committee, in the same paper or electronic form as the minutes are maintained.
3.12    Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.
3.13    Loans
(a)    No Loans to Directors or Executive Officers. To the extent provided under the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder, the corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, to, or for any director or executive officer (or equivalent thereof) in contravention of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder.
(b)    Approval of Loans to Officers. Except as set forth in Section 3.13(a) above, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, whenever, in the judgment of the board of directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
3.14    Removal of Directors. Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the voting power of the outstanding shares then entitled to vote at an election of directors.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.
3.15    Conduct of Business. At any meeting of the board of directors, business shall be transacted in such order and manner as the board of directors may from time to time determine.
3.16    Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file such director's written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.17    Director Independence. At least three-fourths of the members (rounded down) of the board of directors shall be independent as defined by the Nasdaq Stock Market, Inc. (e.g., for a seven person board, five directors must be independent). If the corporation fails to comply with the independence requirements set forth herein due to one or more vacancies on the board of directors, or if one or more directors cease to be independent due to circumstances beyond their reasonable control, the corporation shall within 180 days regain compliance with these requirements.
ARTICLE IV

COMMITTEES
4.1    Committees of Directors. The board of directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation that may be delegated to committees as contemplated by Section 141(c)(2) of the General Corporation Law of Delaware, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders of the corporation any amendment to the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series or approve and adopt any other amendment to the certification that does not require stockholder approval), (ii) adopt an agreement of merger or consolidation in which the corporation is a constituent entity or approve a statutory conversion of the corporation pursuant to Section 266 of the General Corporation Law of Delaware, (iii) approve, adopt or recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) adopt, amend or repeal the bylaws of the corporation.
4.2    Committee Minutes. Each committee and subcommittee of the board of directors shall keep regular minutes of its meetings.
4.3    Meetings and Action of Committees. Unless otherwise specified by the board of directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment and notice of adjournment), and Section 3.11 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the board of directors and its members; provided, however, that the time and place of regular meetings of committees and subcommittees may be determined either by resolution of the board of directors or by resolution of the committee or subcommittee, that special meetings of committees or subcommittees may also be called by resolutions of the board of directors or the committee or the subcommittee, and that notice of special meetings of committees and subcommittees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee or subcommittee. The board of directors or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee.
ARTICLE V

OFFICERS
5.1    Officers. The officers of the corporation shall be a chief executive officer, a Secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chair of the board, a president, one or more vice presidents, one or more assistant secretaries, a controller, one or more assistant controllers, a treasurer, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.
5.2    Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 of these bylaws, shall be appointed by the board of directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof.
5.3    Subordinate Officers. The board of directors or the chief executive officer may appoint, or empower any other officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the board of directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.
5.4    Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by the chief executive officer or any other officer who has been conferred such power of removal.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.
5.5    Vacancies in Offices. Any vacancy occurring in any office of the corporation shall be filled in the manner prescribed in these bylaws for regular appointments to that office.
5.6    Chair of the Board. Unless otherwise determined by the board of directors, the chair of the board, if such an officer be elected, shall, if present, preside at all meetings of the stockholders and at all meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer or president, then the chair of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.
5.7    Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. Unless otherwise determined by the board of directors, in the absence or nonexistence of a chair of the board or at the direction of the chair of the board, the chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the board, at all meetings of the board of directors. The chief executive officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.
5.8    President. Subject to the supervision, direction and control of the chief executive officer, if there be such an officer, the president shall have general supervision, direction, and control of the business and the officers of the corporation. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.
5.9    Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the chief executive officer, the president or the chair of the board.
5.10    Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
5.11    Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
The chief financial officer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors or the chief executive officer. The chief financial officer shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the board of directors or the chief executive officer, shall render to the chief executive officer, the president and directors, whenever they request it, an account of all of such officer's transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors, the chief executive officer or these bylaws. The duties of the chief financial officer may be allocated by the board of directors or the chief executive officer among one or more persons, in its discretion.
5.12    Treasurer. The treasurer shall have such powers and discharge such duties relating to the financial aspects of the corporation's business as may be prescribed by the board of directors or the chief financial officer.
5.13    Assistant Secretary. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.
5.14    Assistant Treasurer. The assistant treasurer, or, if there is more than one, the assistant treasurers in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.
5.15    Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors, the chief executive officer or the stockholders.
5.16    Representation of Securities of Other Entities. The chair of the board, the chief executive officer, the president, any vice president, the treasurer, the Secretary or assistant secretary of this corporation, or any other person authorized by the board of directors, the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on by the corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VI

INDEMNITY
6.1    Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and executive officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "executive officer" of the corporation includes any person (i) who is or was a director or executive officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or executive officer of an entity which was a predecessor entity of the corporation or of another enterprise at the request of such predecessor entity.

6.2    Indemnification of Others. The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and executive officers) against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or executive officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of an entity which was a predecessor entity of the corporation or of another enterprise at the request of such predecessor entity.
6.3    Insurance. The corporation may purchase and maintain insurance to the fullest extent permitted by the General Corporation Law of Delaware on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware.
ARTICLE VII

RECORDS AND REPORTS
7.1    Maintenance and Inspection of Records. The corporation shall keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records; provided such records may be administered and maintained in any manner permitted by the General Corporation Law of Delaware.
7.2    Inspection by Directors. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to such person's position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
ARTICLE VIII

MANNER OF GIVING NOTICE AND WAIVER
8.1    Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder shall be given in the manner set forth in the General Corporation Law of Delaware.
8.2    Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the General Corporation Law of Delaware, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.
8.3    Notice to Person with whom Communicating is Unlawful. Whenever notice is required to be given, under the General Corporation Law of Delaware, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the General Corporation Law of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
ARTICLE IX

GENERAL MATTERS
9.1    Checks. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
9.2    Execution of Corporate Contracts and Instruments. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
9.3    Stock Certificates; Partly Paid. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
9.4    Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice or notice by electronic transmission containing the information required to be set forth or stated on certificates pursuant to this Section 9.4 or Sections 151, 156, 202(a), 218(a) or 364 of the General Corporation Law of Delaware or with respect to this Section 9.4 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
9.5    Lost Certificates. Except as provided in this Section 9.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
9.6    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person. Any reference in these bylaws to a section of the General Corporation Law of Delaware shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
9.7    Dividends. The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the certificate of incorporation.
The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

9.8    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.
9.9    Seal. The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
9.10    Transfer of Stock. Stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the corporation only by the record holder of such stock or by such record holder's attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate therefore to the corporation or the transfer agent of the corporation, which shall be canceled before a new certificate shall be issued. Any transfer shall be accompanied by proper evidence of succession, assignment or authority and upon receipt of such evidence and compliance with the other applicable provisions of these bylaws and applicable law, it shall be the duty of the corporation to record the transaction in its books.
9.11    Stock Transfer Agreements. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
9.12    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
9.13    Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or the corporation's certificate of incorporation or these bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce, or determine the validity of the corporation's certificate of incorporation or these bylaws (as either may be amended from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (v) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination).
Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act against any person in connection with any offering of the corporation's securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.
Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.13. This provision shall be enforceable by any party to a claim covered by the provisions of this Section 9.13.

ARTICLE X

AMENDMENTS
Any of these bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Whole Board or, with respect to bylaw amendments placed before the stockholders for approval and except as otherwise provided herein or required by law, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the corporation's stock entitled to vote in the election of directors, voting as one class.
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